UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2017 (November 15, 2017)

Entercom Communications Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania	19004 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (610) 660-5610

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of the shareholders of Entercom Communications Corp., a Pennsylvania corporation (“Entercom” or the “Company”), held on November 15, 2017 at 10:00 a.m. Eastern Time (the “Special Meeting”), the shareholders approved the following proposals:

1.	Proposal to approve the Share Issuance of Entercom Class A Common Stock as contemplated in the Agreement and Plan of Merger, dated February 2, 2017 and as amended July 10, 2017 and September 13, 2017, by and among the Company, Constitution Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), CBS Corporation, a Delaware corporation (“CBS”) and CBS Radio Inc., a Delaware corporation and indirect wholly owned subsidiary of CBS (“Radio”), pursuant to which Merger Sub shall be merged with and into Radio, with Radio continuing as the surviving company and becoming a wholly owned subsidiary of the Company (the “Merger”).

2.	Proposal to approve the Classified Board Amendment to the Existing Entercom Articles to classify the Entercom board of directors following the Merger.

3.	Proposal to approve the FCC Amendment to the Existing Entercom Articles to permit the board of directors to (i) require certain information from shareholders and (ii) take certain actions in order to continue to comply with federal communications laws.

4.	Proposal to approve, on a non-binding, advisory basis, the Executive Compensation Proposal relating to certain compensation arrangements for Entercom’s named executive officers in connection with the Merger.

5.	Proposal to approve the Adjournment Proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance or the Classified Board Amendment. Sufficient votes were received to approve this proposal; however, this proposal was not necessary following the approval of the Share Issuance (Proposal No. 1) and the Classified Board Amendment (Proposal No. 2), and was therefore not implemented.

Each proposal is described in detail in Entercom’s definitive proxy statement, dated October 16, 2017, which was filed with the Securities and Exchange Commission on October 16, 2017, and first mailed to Entercom’s shareholders on or about October 16, 2017. Capitalized terms used but not defined herein have the meanings given to such terms in the definitive proxy statement.

As of the close of business on the record date for the Special Meeting, which was October 12, 2017, there were 31,757,256 shares of Class A common stock of the Company outstanding and entitled to vote at the Special Meeting and 7,197,532 shares of Class B Common Stock of the Company outstanding and entitled to vote at the Special Meeting.

The voting results were as follows:

No.	Proposal to Approve	For	Against	Abstain	Broker Non- Vote
1	Share Issuance	93,940,235	149,828	14,060	—
2	Classified Board Amendment	84,044,060	10,046,288	13,775	—
3	FCC Amendment	93,952,998	144,679	6,446	—
4	Executive Compensation Proposal	93,493,596	594,673	15,854	—
5	Adjournment Proposal	85,097,734	8,998,929	7,460	—

Item 8.01	Other Events.

The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President and Secretary

Dated: November 16, 2017

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